Exhibit 99.1

TRAVELPORT WORLDWIDE LIMITED

2015 MTT INCENTIVE PLAN

Article I
PURPOSE

The purpose of this Travelport Worldwide Limited 2015 MTT Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals incentives of Stock-Based Awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XI.

Article II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1           “Award” means any award under the Plan of any incentive in the form of a Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.2           “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Cause” shall mean (A) the Participant's failure substantially to perform his duties to the Company or any other Group Company (other than as a result of total or partial incapacity due to Disability) for a period of 10 days following receipt of written notice from any Group Company by the Participant of such failure; provided that it is understood that this clause (A) shall not apply if a Group Company terminates the Participant's employment because of dissatisfaction with actions taken by the Participant in the good faith performance of the Participant's duties to the Group Company, (B) theft or embezzlement of property of a Group Company or dishonesty in the performance of the Participant’s duties to a Group Company, (C) an act or acts on the Participant's part constituting (x) any criminal offence (other than an offence under any road traffic legislation in Ireland or elsewhere for which a fine or non-custodial penalty is imposed) or (y) a crime involving moral turpitude, (D) the Participant’s willful malfeasance or willful misconduct in connection with the Participant’s duties or any act or omission of the Participant which is materially injurious to the financial condition or business reputation of the Company, or (E) the Participant’s breach of the provisions of any agreed-upon non-compete, non-solicitation or confidentiality provisions agreed to with any Group Company, including pursuant to the Award Agreement and pursuant to any employment agreement.

2.5           “Code” means the United States of America Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.6           “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.7           “Common Stock” means the common stock, $0.0025 par value per share, of the Company.

2.8           “Company” means Travelport Worldwide Limited, a Bermuda corporation, and its successors by operation of law.

2.9            “Effective Date” means the effective date of the Plan as defined in Article XI.

2.10         “Eligible Employees” means each employee of a Group Company.

2.11         “Eligible Individual” means an Eligible Employee or Non-Employee Director who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.12         “Exchange Act” means the United States of America Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.13         “Group Company" means the Company, MTT and any undertaking which from time to time is a subsidiary or affiliate undertaking of MTT or is the parent undertaking of MTT or ultimate parent undertaking of MTT or a subsidiary or affiliate undertaking of any such parent undertaking. Group Company shall also mean any undertaking of which at least 20% is owned by MTT or and any undertaking with which MTT is participating in a joint venture. For the purposes of this definition "subsidiary undertaking" and "parent undertaking" shall have the meanings given to them in the European Communities (Companies: Group Accounts) Regulations 1992 (as amended).

2.14         "MTT" means Mobile Travel Technologies Limited.

2.15         Non-Employee Director” means a director or a member of the Board of the Company or any Group Company who is not an active employee of the Company or any Group Company.

2.16         “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.17         “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.18         “Performance Goals" means goals established by the Committee as contingencies for Awards to vest or become distributable based on one or more of the performance goals set forth in the Award Agreement.

2.19         "Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.20         “Plan” means this Travelport Worldwide Limited 2015 MTT Incentive Plan, as amended from time to time.

2.21         “Reorganization” has the meaning set forth in Article 4.1(b)(ii).

2.22          “Securities Act” means the United States of America Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.23         “Stock-Based Award" means an Award under the Plan that is valued by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to a Group Company.

2.24         “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.25          “Termination” means a Termination of Directorship or Termination of Employment, as applicable.

2.26         “Termination of Directorship” means that the Non Employee Director has ceased to be a director of the Company; except that if a Non Employee Director becomes an Eligible Employee upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment.

2.27         “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from a Group Company; or (b) when an entity which is employing a Participant ceases to be a Group Company, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Group Company at the time the entity ceases to be a Group Company. For the avoidance of doubt change in a Participant's employment from one Group Company to another Group Company shall not be deemed a termination of employment. In the event that an Eligible Employee becomes a Non Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or a Non Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a

Participant are reduced or adversely affected, may otherwise define Termination of Employment thereafter.

2.28         "Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

Article III
ADMINISTRATION

3.1           The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2           Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals Stock-Based Awards. In particular, the Committee shall have the authority:

(a)          to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)          to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Individuals;

3.3           Guidelines. Subject to Article VIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Article 3.3 shall impair or adversely affect the rights of any Participant without the Participant’s consent.

3.4           Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5           Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6           Designation of Consultants/Liability.

(a)          The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)          The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7           Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any other Group Company and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or other Group Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

Article IV

VARIATION OF CAPITAL

4.1           Changes.

(a)          The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any other Group Company, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any other Group Company, (v) any sale or transfer of all or part of the assets or business of the Company or any other Group Company or (vi) any other corporate act or proceeding.

(b)          Subject to the provisions of Article 7.1:

(i)          If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of shares of Common Stock covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)         Excepting transactions covered by Article 4.1(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Article 7.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)        If there shall occur any change in the capital structure of the Company other than those covered by Article 4.1(b)(i) or 4.1(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee may adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)        Any such adjustment determined by the Committee pursuant to this Article 4.1(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Article 4.1 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Article 4.1.

(v)         Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Article 4.1(a) or this Article 4.1(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.2           Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

Article V
ELIGIBILITY

5.1           General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2           General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee or Non-Employee Director respectively.

Article VI
STOCK-BASED AWARDS

6.1           Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any other Group Company, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

6.2           The Committee may condition the grant or vesting of Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion, and shall have authority to determine whether such Performance Goals have been met. In particular, the Committee shall determine the extent to which such Performance Goals may be adjusted so that they are determined on a consistent and fair basis and on a basis which takes into account any material change in accounting policies or share capital or financial reporting period, or any corporate event affecting the Company or any other Group Company where such adjustment, in the opinion of the Committee (acting fairly and reasonably) is necessary to maintain the integrity and purpose of the Plan provided that Awards granted under the Plan are not adversely affected without the consent of the Participant.

6.3           Terms and Conditions. Stock-Based Awards made pursuant to this Article VI shall be subject to the following terms and conditions:

(a)          Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article VI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)          Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award.

(c)          Vesting. Any Award under this Article VI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)          Price. Common Stock issued basis under this Article VI may be issued for no cash consideration.

Article VII
CHANGE IN CONTROL PROVISIONS

7.1           Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)          Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee, and restrictions to which any Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to make further Awards in lieu of any cash distribution.

(b)          The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or any other Group Company for an amount of cash equal to the excess

(if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)          Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

7.2           Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)          Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors, excluding any “person” who becomes a “beneficial owner” in connection with a Business Combination (as defined in paragraph (c) below) which does not constitute a Change in Control under said paragraph (c);

(b)          during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Article 7.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)          consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(d)          a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Article VIII
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article X), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired or adversely affected without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Article 4.1) or (ii) change the classification of individuals eligible to receive Awards under the Plan. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of Bermuda to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, otherwise specifically provided herein, no such amendment or other action by the Committee shall impair or adversely affect the rights of any holder without the holder’s consent.

Article IX
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

Article X
GENERAL PROVISIONS

10.1         Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.2         Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

10.3         No Right to Employment/Directorship. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee or Non-Employee Director any right with respect to continuance of employment or directorship by the Company or any other Group Company, nor shall there be a limitation in any way on the right of the Company or any other Group Company by which an employee is employed or Non-Employee Director is retained to terminate such employment or directorship at any time.

10.4         Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any applicable taxes required by law to be withheld. Upon the vesting of an Award that is taxable upon vesting, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

10.5         No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

10.6         Listing and Other Conditions.

(a)          Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to any Award with respect to such shares shall be suspended until such listing has been effected.

(b)          If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)          Upon termination of any period of suspension under this Article 10.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)          A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

10.7         Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of Ireland and the parties agree to submit to the non-exclusive jurisdiction of the Courts of Ireland in relation to any claim, dispute or difference which may arise hereunder.

10.8         Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.9         Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any other Group Company nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

10.10         Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

10.11         No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

10.12         Death. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death and to supply it with a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

10.13         Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

10.14         Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

10.15         Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, any other Group Company and their employees, agents and representatives with respect thereto.

10.16         Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Article XI
EFFECTIVE DATE OF PLAN

The Plan shall become effective on July 3, 2015.

Article XII
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted, but Awards granted prior to such tenth anniversary may extend beyond that date.

Article XIII
NAME OF PLAN

The Plan shall be known as the “Travelport Worldwide Limited 2015 MTT Incentive Plan.”